EXHIBIT 99.1 - REPORT OF GRANT THORNTON LLP, INDEPENDENT CERTIFIED
                      PUBLIC ACCOUNTANTS


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                         [Grant Thornton LLP Letterhead]

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholders
The First of Long Island Corporation

      We have audited the accompanying consolidated balance sheet of The First of Long Island Corporation and subsidiaries as of December 31, 2002, and the related consolidated statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of The First of Long Island Corporation for the year ended December 31, 2001, were audited by other auditors who have ceased operations whose report dated January 22, 2002 expressed an unqualified opinion on those statements.

      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of The First of Long Island Corporation as of December 31, 2002, and the consolidated results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.


/s/ Grant Thornton LLP

Philadelphia, Pennsylvania
January 24, 2003


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